UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2010

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Thursday, June 3, 2010 (the “Meeting”). As of the record date for the Meeting, April 8, 2010, there were 41,533,603 shares of Syntel’s common stock outstanding and entitled to vote. There were 39,301,246 shares of Syntel’s common stock represented in person or by proxy at the Meeting. Syntel’s shareholders elected the seven nominees to the Board of Directors named in Syntel’s proxy statement, all of whom were elected to serve for a one year term lasting until the next annual meeting of shareholders in 2011. The seven directors elected at the Meeting constitute all of the members of Syntel’s Board of Directors. Syntel’s shareholders also ratified the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2010. The final voting results from the Meeting follow.

Election of Directors:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES

Paritosh K. Choksi	38,374,085	49,583	877,578
Bharat Desai	37,797,265	626,403	877,578
Thomas Doke	38,384,794	38,874	877,578
Raj Mashruwala	38,384,694	38,974	877,578
George R. Mrkonic, Jr.	38,383,865	39,803	877,578
Prashant Ranade	38,293,179	130,489	877,578
Neerja Sethi	38,165,670	257,998	877,578

Ratification of Appointment of Independent Auditors:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,292,910	4,577	3,759	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	June 4, 2010	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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